EXHIBIT 23(b)
Xerox Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187663, 333-189290 and 333-167922) of Xerox Corporation of our report dated February 24, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/S/ PRICEWATERHOUSECOOPERS LLP
Stamford, Connecticut
February 24, 2025